Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2018 Results from Continuing Operations

– Second-Quarter Revenue of $585.3 Million –

– Second-Quarter GAAP Earnings per Share of $1.06 and Non-GAAP Earnings per Share of $1.62 –

– Increases 2018 Revenue Growth and Earnings per Share Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--August 8, 2018--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2018. For the quarter, revenue from continuing operations was $585.3 million, an increase of 24.8% from $469.1 million in the second quarter of 2017. Revenue growth was driven by all three business segments, particularly the Discovery and Safety Assessment segment.

The acquisitions of MPI Research, Brains On-Line, and KWS BioTest contributed 15.1% to consolidated second-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 2.6%. Excluding the effect of these items, organic revenue growth was 7.1%.

On a GAAP basis, second-quarter net income from continuing operations attributable to common shareholders was $52.2 million, a decrease of 3.4% from net income of $54.0 million for the same period in 2017. Second-quarter diluted earnings per share on a GAAP basis were $1.06, a decrease of 5.4% from $1.12 for the second quarter of 2017. The lower GAAP net income and earnings per share were driven primarily by acquisition and integration costs, including amortization of intangible assets, primarily related to MPI Research.

On a non-GAAP basis, net income from continuing operations was $79.3 million for the second quarter of 2018, an increase of 27.2% from $62.4 million for the same period in 2017. Second-quarter diluted earnings per share on a non-GAAP basis were $1.62, an increase of 25.6% from $1.29 per share for the second quarter of 2017. The non-GAAP net income and earnings per share increases were driven primarily by the contribution from the MPI acquisition, as well as gains on the Company’s venture capital investments and a lower tax rate. The gains on the Company’s venture capital investments were $0.17 per share in the second quarter of 2018, compared to gains of $0.03 for the same period in 2017.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We believe our robust second-quarter revenue growth is indicative of an extremely healthy market environment, and our position as the premier, early-stage CRO with a unique ability to support our clients from target discovery through non-clinical development. Our clients, both large and small, are intensifying investments in their pipelines, which is creating new business opportunities for Charles River. At this critical time, we believe that it is incumbent upon us to invest in our portfolio, our people, and our infrastructure to solidify our position as our clients’ early-stage partner of choice, and to enhance shareholder value. We are pleased with our second-quarter performance, and optimistic about the opportunities for growth in 2018 and beyond. As a result, we are increasing our revenue and earnings per share guidance for the year.”

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $130.4 million in the second quarter of 2018, an increase of 5.2% from $124.0 million in the second quarter of 2017. Organic revenue growth was 2.0%, driven primarily by increased demand for research models in China, as well as higher revenue for research model services.

In the second quarter of 2018, the RMS segment’s GAAP operating margin decreased to 26.3% from 27.1% in the second quarter of 2017. On a non-GAAP basis, the operating margin decreased to 26.8% from 27.4% in the second quarter of 2017. The non-GAAP operating margin decline was driven primarily by research model services.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $346.4 million in the second quarter of 2018, an increase of 37.4% from $252.1 million in the second quarter of 2017. Acquisitions contributed 28.1% to DSA revenue growth, due primarily to the revenue contribution from MPI Research. Organic revenue growth of 7.3% was driven by both the Safety Assessment and Discovery Services businesses. By client segment, the DSA revenue increase was driven primarily by robust demand from both biotechnology and global biopharmaceutical clients.

In the second quarter of 2018, the DSA segment’s GAAP operating margin decreased to 16.3% from 20.4% in the second quarter of 2017. The GAAP operating margin decline was driven primarily by acquisition and integration costs, principally amortization of intangible assets related to MPI Research. On a non-GAAP basis, the operating margin decreased to 21.5% from 23.5% in the second quarter of 2017. The GAAP and non-GAAP operating margin declines were driven primarily by study mix and foreign exchange. Foreign exchange reduced the DSA operating margin by approximately 60 basis points.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $108.5 million in the second quarter of 2018, an increase of 16.6% from $93.0 million in the second quarter of 2017. Organic revenue growth was 13.1%, driven primarily by robust demand across all businesses: Microbial Solutions, Biologics Testing Solutions, and Avian Vaccine Services.

In the second quarter of 2018, the Manufacturing segment’s GAAP operating margin increased to 31.5% from 31.2% in the second quarter of 2017. On a non-GAAP basis, the operating margin decreased to 33.6% from 34.2% in the second quarter of 2017. The non-GAAP operating margin decline was driven primarily by cost associated with capacity expansions, principally in the Biologics Testing Solutions business.

Increases 2018 Guidance

The Company is updating its 2018 financial guidance, which was previously provided on May 10, 2018.

The Company is increasing its guidance for both reported and organic revenue growth, due primarily to its belief that the strong demand trends in the second quarter are expected to continue in the second half of the year. Foreign exchange is now expected to contribute approximately 2% to reported revenue growth, compared to the Company’s prior outlook of an approximate 3% benefit.

The Company is increasing its guidance for GAAP and non-GAAP earnings per share, due primarily to higher-than-expected gains from venture capital investments. The Company has not included any venture capital investment gains in its outlook for the remainder of the year, since its initial, full-year estimate of $0.14 per share was exceeded during the first half of the year.

The Company’s revenue and earnings per share guidance is as follows:

2018 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	19% - 21%	18% - 20%
Less: Contribution from acquisitions (1)	(10% - 11%)	(9.5% - 10.5%)
Less: Favorable impact of foreign exchange	(~2%)	(~3%)
Revenue growth, organic (2)	7% - 8%	5.7% - 6.7%
GAAP EPS estimate	$4.30-$4.45	$4.22-$4.37
Amortization of intangible assets (3)	$1.00-$1.10	$1.00-$1.10
Charges related to global efficiency initiatives (4)	$0.05	$0.09
Acquisition-related adjustments (5)	$0.44	$0.41
Non-GAAP EPS estimate	$5.85 - $6.00	$5.77 - $5.92
Footnotes to Guidance Table:

(1)	The contribution from acquisitions reflects only those acquisitions which have been completed.

(2)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign currency translation. Divestiture of the CDMO business did not have a material impact on the revenue growth rate in 2018.

(3)	Amortization of intangible assets includes an estimate of $0.40-$0.50 for the impact of the MPI Research acquisition based on the preliminary purchase price allocation.

(4)	These charges relate primarily to the Company’s planned efficiency initiatives. These charges primarily include severance and other costs. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5)	These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives, and the write-off of deferred financing costs and fees related to debt financing.

Webcast

Charles River has scheduled a live webcast on Wednesday, August 8, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Investor Day

Charles River will host a Meeting with Management on Tuesday, August 14, from 8:00 a.m. to 12:30 p.m. ET in New York. The meeting will also be webcast live on the Investor Relations section of the Company’s website at ir.criver.com.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; bargain gains associated with our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; the write-off of deferred financing costs and fees related to debt financing; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; our expected operational synergies with MPI; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures, such as our Maryland research model production site); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)(1) (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Total revenue	$585,301	$469,129	$1,079,271	$914,892
Cost of revenue (excluding amortization of intangible assets)	369,320	283,804	681,821	558,215
Selling, general and administrative	120,531	93,820	223,903	184,729
Amortization of intangible assets	18,740	9,819	29,008	20,556
Operating income	76,710	81,686	144,539	151,392
Interest income	182	161	464	363
Interest expense	(18,643)	(7,403)	(29,834)	(14,386)
Other income, net	12,039	2,472	18,159	17,594
Income from continuing operations, before income taxes	70,288	76,916	133,328	154,963
Provision for income taxes	17,438	22,243	27,210	53,327
Income from continuing operations, net of income taxes	52,850	54,673	106,118	101,636
Income (loss) from discontinued operations, net of income taxes	1,529	(71)	1,506	(75)
Net income	54,379	54,602	107,624	101,561
Less: Net income attributable to noncontrolling interests	670	650	1,284	831
Net income attributable to common shareholders	$53,709	$53,952	$106,340	$100,730

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$1.08	$1.14	$2.18	$2.12
Discontinued operations	$0.03	$—	$0.03	$—
Net income attributable to common shareholders	$1.11	$1.13	$2.22	$2.12
Diluted:
Continuing operations attributable to common shareholders	$1.06	$1.12	$2.14	$2.08
Discontinued operations	$0.03	$—	$0.03	$—
Net income attributable to common shareholders	$1.10	$1.12	$2.17	$2.08

Weighted average number of common shares outstanding
Basic	48,198	47,591	47,992	47,569
Diluted	49,043	48,342	48,966	48,404

(1)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands)

	June 30, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$192,300	$163,794
Trade receivables, net	478,735	430,016
Inventories	124,131	114,956
Prepaid assets	44,531	36,544
Other current assets	49,833	81,315
Total current assets	889,530	826,625
Property, plant and equipment, net	896,273	781,973
Goodwill	1,254,444	804,906
Client relationships, net	553,277	301,891
Other intangible assets, net	95,859	67,871
Deferred tax assets	27,230	22,654
Other assets	149,270	124,002
Total assets	$3,865,883	$2,929,922

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$31,346	$30,998
Accounts payable	67,481	77,838
Accrued compensation	104,547	101,044
Deferred revenue	130,393	117,569
Accrued liabilities	110,770	89,780
Other current liabilities	73,603	44,460
Current liabilities of discontinued operations	—	1,815
Total current liabilities	518,140	463,504
Long-term debt, net and capital leases	1,796,451	1,114,105
Deferred tax liabilities	152,785	89,540
Other long-term liabilities	196,640	194,815
Long-term liabilities of discontinued operations	—	3,942
Total liabilities	2,664,016	1,865,906
Redeemable noncontrolling interest	16,662	16,609
Total equity attributable to common shareholders	1,181,966	1,045,080
Noncontrolling interest	3,239	2,327
Total liabilities, redeemable noncontrolling interest and equity	$3,865,883	$2,929,922

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)(2)
(in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Research Models and Services
Revenue	$130,426	$124,002	$264,384	$251,163
Operating income	34,245	33,594	72,772	71,284
Operating income as a % of revenue	26.3%	27.1%	27.5%	28.4%
Add back:
Amortization related to acquisitions	408	369	817	805
Severance	220	—	743	—
Government billing adjustment and related expenses	—	57	—	150
Site consolidation costs, impairments and other items	69	—	584	—
Total non-GAAP adjustments to operating income	$697	$426	$2,144	$955
Operating income, excluding non-GAAP adjustments	$34,942	$34,020	$74,916	$72,239
Non-GAAP operating income as a % of revenue	26.8%	27.4%	28.3%	28.8%

Depreciation and amortization	$4,901	$4,945	$9,754	$10,037
Capital expenditures	$5,314	$4,404	$9,939	$7,007

Discovery and Safety Assessment
Revenue	$346,416	$252,092	$606,408	$479,850
Operating income	56,623	51,335	97,482	89,670
Operating income as a % of revenue	16.3%	20.4%	16.1%	18.7%
Add back:
Amortization related to acquisitions	16,051	6,905	23,592	14,505
Severance	1,197	76	943	272
Acquisition related adjustments (3)	767	824	1,197	1,527
Site consolidation costs, impairments and other items	—	150	(143)	559
Total non-GAAP adjustments to operating income	$18,015	$7,955	$25,589	$16,863
Operating income, excluding non-GAAP adjustments	$74,638	$59,290	$123,071	$106,533
Non-GAAP operating income as a % of revenue	21.5%	23.5%	20.3%	22.2%

Depreciation and amortization	$31,043	$18,965	$51,830	$38,334
Capital expenditures	$10,894	$7,102	$23,696	$15,425

Manufacturing Support
Revenue	$108,459	$93,035	$208,479	$183,879
Operating income	34,115	29,043	62,638	55,643
Operating income as a % of revenue	31.5%	31.2%	30.0%	30.3%
Add back:
Amortization related to acquisitions	2,281	2,544	4,599	5,246
Severance	—	247	870	1,068
Acquisition related adjustments (3)	15	—	15	26
Site consolidation costs, impairments and other items	—	—	159	—
Total non-GAAP adjustments to operating income	$2,296	$2,791	$5,643	$6,340
Operating income, excluding non-GAAP adjustments	$36,411	$31,834	$68,281	$61,983
Non-GAAP operating income as a % of revenue	33.6%	34.2%	32.8%	33.7%

Depreciation and amortization	$5,868	$5,787	$11,604	$11,749
Capital expenditures	$3,188	$1,939	$10,022	$4,231

Unallocated Corporate Overhead	$(48,273)	$(32,286)	$(88,353)	$(65,205)
Add back:
Severance	659	—	659	—
Acquisition related adjustments (3)	11,033	1,192	13,897	1,213
Total non-GAAP adjustments to operating expense	$11,692	$1,192	$14,556	$1,213
Unallocated corporate overhead, excluding non-GAAP adjustments	$(36,581)	$(31,094)	$(73,797)	$(63,992)

Total
Revenue	$585,301	$469,129	$1,079,271	$914,892
Operating income	$76,710	$81,686	$144,539	$151,392
Operating income as a % of revenue	13.1%	17.4%	13.4%	16.5%
Add back:
Amortization related to acquisitions	18,740	9,818	29,008	20,556
Severance	2,076	323	3,215	1,340
Acquisition related adjustments (3)	11,815	2,016	15,109	2,766
Government billing adjustment and related expenses	—	57	—	150
Site consolidation costs, impairments and other items	69	150	600	559
Total non-GAAP adjustments to operating income	$32,700	$12,364	$47,932	$25,371
Operating income, excluding non-GAAP adjustments	$109,410	$94,050	$192,471	$176,763
Non-GAAP operating income as a % of revenue	18.7%	20.0%	17.8%	19.3%

Depreciation and amortization	$43,396	$31,799	$76,606	$64,210
Capital expenditures	$21,213	$15,997	$48,939	$31,917

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4 RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1) (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Net income attributable to common shareholders	$53,709	$53,952	$106,340	$100,730
Less: Income (loss) from discontinued operations, net of income taxes	1,529	(71)	1,506	(75)
Net income from continuing operations attributable to common shareholders	52,180	54,023	104,834	100,805
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	32,700	12,364	47,932	25,371
Write-off of deferred financing costs and fees related to debt refinancing	1,799	—	5,060	—
Gain on divestiture of CDMO business	—	—	—	(10,577)
Tax effect of non-GAAP adjustments:
Tax effect from divestiture of CDMO business	—	—	—	18,005
Tax effect of the remaining non-GAAP adjustments	(7,341)	(4,035)	(10,992)	(8,699)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$79,338	$62,352	$146,834	$124,905

Weighted average shares outstanding - Basic	48,198	47,591	47,992	47,569
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	845	751	974	835
Weighted average shares outstanding - Diluted	49,043	48,342	48,966	48,404

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.08	$1.14	$2.18	$2.12
Diluted	$1.06	$1.12	$2.14	$2.08

Basic, excluding non-GAAP adjustments	$1.65	$1.31	$3.06	$2.63
Diluted, excluding non-GAAP adjustments	$1.62	$1.29	$3.00	$2.58

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5 RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended June 30, 2018	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	24.8%	5.2%	37.4%	16.6%
Increase due to foreign exchange	(2.6)%	(3.2)%	(2.0)%	(3.5)%
Contribution from acquisitions (2)	(15.1)%	—%	(28.1)%	—%
Non-GAAP revenue growth, organic (4)	7.1%	2.0%	7.3%	13.1%

For the six months ended June 30, 2018	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	18.0%	5.3%	26.4%	13.4%
Increase due to foreign exchange	(3.7)%	(4.2)%	(2.9)%	(4.7)%
Contribution from acquisitions (2)	(8.2)%	—%	(15.7)%	—%
Impact of CDMO divestiture (3)	0.2%	—%	—%	1.1%
Non-GAAP revenue growth, organic (4)	6.3%	1.1%	7.8%	9.8%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.

(3)	The CDMO business, which was acquired as part of WIL Research on April 4, 2016, was divested on February 10, 2017. This adjustment represents the revenue from the CDMO business.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended
	June 30, 2018	July 1, 2017

Cash flows relating to operating activities	$183,923	$134,353
Cash flows relating to investing activities	(851,036)	14,026
Cash flows relating to financing activities	704,575	(155,064)
Cash flows used in discontinued operations	(3,731)	(997)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,697)	6,808
Net change in cash, cash equivalents, and restricted cash	29,034	(874)
Cash, cash equivalents, and restricted cash, beginning of period	166,331	119,894
Cash, cash equivalents, and restricted cash, end of period	$195,365	$119,020

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Todd Spencer, 781-222-6455
Corporate Vice President, Investor Relations
todd.spencer@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com